Exhibit 99.1
Unity Announces Second Quarter 2021 Financial Results
Q2 Revenue up 48%, exceeding expectations; Raises guidance again
SAN FRANCISCO, Calif., August 10, 2021 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, today announced second quarter 2021 revenue of $273.6 million, which is up 48% from the year prior and ahead of guidance. This marks the 11th consecutive quarter of 30% or greater growth as the company crosses $1 billion in annual revenue run rate. Unity is increasing full year guidance for 2021.
“At Unity, our goal is to provide creators with the best tools to succeed as RT3D creators,” said John Riccitiello, President and Chief Executive Officer, Unity. “Unity is designed to enable creators to build anything digital and to instantly deploy their work across dozens of platform types and devices, which is to make participating in building the metaverse accessible to all creators.”
Unity sees RT3D as the inevitable evolution of the way people engage with digital content, which has become more commonplace across enterprises and industries and which Unity believes will be the foundational technology of the metaverse. Creators and artists of all types turn to Unity to create rich, interactive content, build applications and experiences across platforms and narrow the divide between creators and consumers regardless of industry.
“We had another consecutive strong quarter, with revenue for the quarter at $273.6 million, up 48% year-on-year as we added new customers and expanded our business with existing customers,” said Luis Visoso, Chief Financial Officer, Unity. “While our strong performance is broad based, we are particularly proud of the performance from our Operate Solutions group that expanded market share in a tough environment. Our strong performance gives us confidence to raise guidance for the year, again.”
Second Quarter 2021 Financial Highlights
•Revenue was $273.6 million, an increase of 48% from the second quarter of 2020.
•Create Solutions, Operate Solutions, and Strategic Partnerships and Other revenue was $72.4 million, $182.9 million, and $18.3 million, respectively, an increase of 31%, 63%, and 9%, respectively, from the second quarter of 2020.
•Loss from operations was $149.2 million, or 55% of revenue, compared to loss from operations of $24.8 million, or 13% of revenue, in the second quarter of 2020.
•Non-GAAP loss from operations was $3.2 million, or 1% of revenue, compared to a non-GAAP loss from operations of $8.7 million, or 5% of revenue, in the second quarter of 2020.
•Basic and diluted net loss per share was $0.53, compared to basic and diluted net loss per share of $0.21 in the second quarter of 2020.
•Basic and diluted non-GAAP net loss per share was $0.02, compared to basic and diluted non-GAAP net loss per share of $0.09 in the second quarter of 2020.
•888 customers each generated more than $100,000 of revenue in the trailing 12 months as of June 30, 2021, compared to 716 as of June 30, 2020.
•Dollar-based net expansion rate as of June 30, 2021 was 142% as compared to 142% as of June 30, 2020.
•Net cash used in operating activities was $26.7 million for the second quarter of 2021, compared to net cash provided by operating activities of $16.6 million for the same period last year. Free cash flow in the second quarter of 2021 was $(33.5) million, compared to $4.9 million for the same period last year. Cash, cash equivalents, and restricted cash were $1.0 billion as of June 30, 2021, compared to $0.5 billion as of June 30, 2020.

Recent Business Highlights
•Unity continues to increase momentum in non-gaming industries. In the second quarter 2021, Unity added three new automotive manufacturers and also began to work with several consumer product brands, including an eyewear manufacturer and retailer, and an appliance manufacturer known for their advanced designs. Additionally, Unity is getting traction in new markets, including a new contract with The Nature Conservancy to utilize RT3D digital technologies to convey information about water usage in New York state. The Nature Conservancy is a global environment nonprofit with over 1 million members and a diverse staff of over 400 scientists, making them one of the most effective and wide-reaching environmental organizations in the world.
•Unity introduces first-ever sustainability grant. Early in the quarter Unity announced its Unity for Humanity Environment and Sustainability Grant, a first-of-its-kind grant program created to help creators who leverage RT3D for positive environmental change. The grant program, created in collaboration with the United Nations Environment Programme and Project Drawdown, will have its first set of awardees in fall 2021.
•Unity acquires PIXYZ and SpeedTree. In Q2, Unity acquired long-time partner Metaverse Technologies, Inc., providers of PIXYZ, the 3D data preparation and optimization software. The acquisition means professional creators can more easily and quickly import 3D data into Unity and optimize models for real-time development. Additionally, in July 2021, Unity acquired Interactive Data Visualization, Inc., the creator of the popular SpeedTree environment creation suite. The acquisition enables a deeper integration of SpeedTree into the Unity ecosystem, enhancing artist authoring workflows and environment creation capabilities.
•Unity released synthetic datasets for reduced AI training time and budgets. Unity announced the Unity Computer Vision Datasets in April 2021, aimed at reducing the cost of developing computer vision applications, and more quickly training Artificial Intelligence (AI) for the manufacturing, retail and security industries.
Outlook
Unity is providing the following guidance for the third quarter and raising guidance for the full year ending December 31, 2021.

	Q3 2021	2021
	Guidance	Guidance
Revenue (in millions)	$260 — $265	$1,045 — $1,060
Year-over-year revenue growth	29% — 32%	35% — 37%
Non-GAAP loss from operations (in millions)	($15) — ($20)	($55) — ($65)
Non-GAAP operating margin	(6%) — (8%)	(5%) — (6%)
Weighted-average fully diluted shares outstanding	327M	328M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its second quarter 2021 financial results and outlook for its third quarter and full year 2021. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.

About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s third quarter and full year 2021 outlook and future financial performance, including the evolution to RT3D content; Unity’s belief that RT3D will forever change the way people interact with digital content and entertainment and be the foundational technology of the metaverse; Unity’s belief that it will enable creators to build anything from a single digital object to an entire virtual universe and instantly deploy their work across platforms and devices; Unity’s belief that the creative power of the metaverse will be accessible to everyone; the continued use of Unity by creators and artist to create rich, interactive content, build applications and experiences across platforms and narrow the divide between creators and consumers regardless of industry; Unity’s continued momentum in non-gaming industries; the acquisition of PIXYZ to enable professional creators to more easily and quickly import 3D data into Unity and optimize models for real-time development; the ability of SpeedTree to enhance artist authoring workflows and environment creation capabilities; the ability of Computer Vision Datasets to reduce the cost of developing computer vision applications, and more quickly train AI for the manufacturing, retail and security industries; strategies, business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and our customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; and (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2021 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, and a one-time expense for the termination of a future lease agreement. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, and amortization of acquired intangible assets expense.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and a one-time expense for the termination of a future lease agreement, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements; and

•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and a one-time expense for the termination of a future lease agreement, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2020, the non-GAAP tax rate was (17)%. For the year ending December 31, 2021, we have determined the projected non-GAAP tax rate to be (22)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and

•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media:
Marisa Graves
marisag@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,001,944	$1,272,578
Marketable securities	587,080	479,406
Accounts receivable, net of allowances of $5,778 and $2,714 as of June 30, 2021 and December 31, 2020, respectively	340,716	274,255
Prepaid expenses	34,877	32,025
Other current assets	30,552	22,396
Total current assets	1,995,169	2,080,660
Property and equipment, net	95,948	95,544
Operating lease right‑of‑use assets	110,656	103,609
Goodwill	342,134	286,251
Intangible assets, net	65,701	57,459
Restricted cash	10,823	21,369
Other assets	41,301	26,333
Total assets	$2,661,732	$2,671,225
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,306	$11,303
Accrued expenses and other current liabilities	128,142	106,306
Publisher payables	221,368	182,269
Income and other taxes payable	49,336	64,116
Deferred revenue	123,461	113,853
Operating lease liabilities	25,783	25,375
Total current liabilities	556,396	503,222
Long-term deferred revenue	19,570	20,523
Long-term operating lease liabilities	104,574	98,532
Other long-term liabilities	11,409	11,805
Total liabilities	691,949	634,082
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of June 30, 2021; 100,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	—
Common stock, $0.000005 par value; 1,000,000 and 1,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 282,177 and 273,537 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	3,028,077	2,838,057
Accumulated other comprehensive loss	(3,474)	(3,418)
Accumulated deficit	(1,054,822)	(797,498)
Total stockholders’ equity	1,969,783	2,037,143
Total liabilities and stockholders’ equity	$2,661,732	$2,671,225

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$273,562	$184,331	$508,334	$351,325
Cost of revenue	57,725	40,432	116,459	72,300
Gross profit	215,837	143,899	391,875	279,025
Operating expenses
Research and development	154,216	85,108	308,231	166,859
Sales and marketing	74,888	43,716	144,681	86,975
General and administrative	135,917	39,920	199,049	77,473
Total operating expenses	365,021	168,744	651,961	331,307
Loss from operations	(149,184)	(24,845)	(260,086)	(52,282)
Interest expense	(485)	(656)	(600)	(788)
Interest income and other expense, net	70	(662)	1,635	1,194
Loss before provision for income taxes	(149,599)	(26,163)	(259,051)	(51,876)
Provision for (benefit from) income taxes	(1,257)	1,188	(3,249)	2,211
Net loss	(148,342)	(27,351)	(255,802)	(54,087)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	81	18	50	(77)
Change in unrealized losses on marketable securities	(3)	—	(106)	—
Comprehensive loss	$(148,264)	$(27,333)	$(255,858)	$(54,164)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.53)	$(0.21)	$(0.92)	$(0.42)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	280,374	129,826	278,233	128,804

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating activities
Net loss	$(148,342)	$(27,351)	$(255,802)	$(54,087)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,270	10,200	24,102	20,010
Stock-based compensation expense	74,913	11,963	139,337	21,654
Stock-based compensation expense in connection with modified awards for certain employees	10,487	—	12,624	—
Other	6,239	1,352	7,680	1,393
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(42,488)	4,642	(67,549)	(8,828)
Prepaid expenses	7,082	1,214	(2,806)	(4,870)
Other current assets	(7,641)	(2,621)	(9,959)	(11,837)
Operating lease right-of-use ("ROU") assets	5,988	6,153	11,895	12,008
Deferred tax, net	(1,315)	(166)	(3,139)	114
Other assets	2,750	(538)	(8,819)	(309)
Accounts payable	(7,577)	1,642	(1,274)	1,205
Accrued expenses and other current liabilities	33,711	8,993	19,944	5,819
Publisher payables	35,052	(8,483)	39,099	1,671
Income and other taxes payable	(6,373)	(34)	(16,477)	(3,400)
Operating lease liabilities	(5,312)	(4,309)	(12,804)	(12,065)
Other long-term liabilities	(160)	3,918	149	5,173
Deferred revenue	4,035	10,007	8,236	10,930
Net cash provided by (used in) operating activities	(26,681)	16,582	(115,563)	(15,419)
Investing activities
Purchase of marketable securities	(161,726)	—	(290,808)	—
Proceeds from principal repayments on marketable securities	9,607	—	11,624	—
Maturities of marketable securities	90,000	—	168,000	—
Purchase of non-marketable investments	(600)	—	(4,600)	—
Purchase of property and equipment	(6,807)	(11,709)	(18,551)	(19,275)
Acquisition of intangible assets	—	(425)	—	(750)
Business acquisitions, net of cash acquired	(44,613)	(23,338)	(69,430)	(23,338)
Net cash used in investing activities	(114,139)	(35,472)	(203,765)	(43,363)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Financing activities
Proceeds from revolving loan facility	—	—	—	125,000
Payment of debt issuance costs	—	—	—	(247)
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	—	149,970
Proceeds from issuance of common stock	—	—	—	100,000
Purchase and retirement of treasury stock	—	—	—	(110)
Proceeds from exercise of stock options	15,435	1,507	38,059	3,936
Proceeds from exercise of stock options in connection with nonrecourse promissory note	—	8,856	—	8,856
Net cash provided by financing activities	15,435	10,363	38,059	387,405
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	80	20	89	(52)
Increase (decrease) in cash, cash equivalents, and restricted cash	(125,305)	(8,507)	(281,180)	328,571
Cash and restricted cash, beginning of period	1,138,072	484,174	1,293,947	147,096
Cash, cash equivalents, and restricted cash, end of period	$1,012,767	$475,667	$1,012,767	$475,667

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Gross profit reconciliation
GAAP gross profit	$215,837	$143,899	$391,875	$279,025
Add:
Stock-based compensation expense	5,340	690	10,457	1,247
Employer tax related to employee stock transactions	511	2	3,272	11
Non-GAAP gross profit	$221,688	$144,591	$405,604	$280,283
GAAP gross margin	79%	78%	77%	79%
Non-GAAP gross margin	81%	78%	80%	80%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$154,216	$85,108	$308,231	$166,859
Add:
Stock-based compensation expense	(33,227)	(5,990)	(64,877)	(10,779)
Employer tax related to employee stock transactions	(3,349)	(35)	(13,447)	(165)
Amortization of intangible assets expense	(3,336)	(2,827)	(6,513)	(5,953)
Non-GAAP research and development expense	$114,304	$76,256	$223,394	$149,962
GAAP research and development expense as a percentage of revenue	56%	46%	61%	47%
Non-GAAP research and development expense as a percentage of revenue	42%	41%	44%	43%

Sales and marketing
GAAP sales and marketing expense	$74,888	$43,716	$144,681	$86,975
Add:
Stock-based compensation expense	(14,523)	(2,277)	(26,560)	(4,124)
Employer tax related to employee stock transactions	(857)	(6)	(3,085)	(18)
Amortization of intangible assets expense	(1,373)	(1,323)	(2,655)	(2,341)
Non-GAAP sales and marketing expense	$58,135	$40,110	$112,381	$80,492
GAAP sales and marketing expense as a percentage of revenue	27%	24%	28%	25%
Non-GAAP sales and marketing expense as a percentage of revenue	21%	22%	22%	23%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
General and administrative
GAAP general and administrative expense	$135,917	$39,920	$199,049	$77,473
Add:
Stock-based compensation expense	(32,310)	(3,006)	(50,067)	(5,504)
Employer tax related to employee stock transactions	(1,409)	(32)	(2,780)	(36)
Lease termination expense	(49,795)	—	(49,795)	—
Non-GAAP general and administrative expense	$52,403	$36,882	$96,407	$71,933
GAAP general and administrative expense as a percentage of revenue	50%	22%	39%	22%
Non-GAAP general and administrative expense as a percentage of revenue	19%	20%	19%	20%

Loss from operations reconciliation
GAAP loss from operations	$(149,184)	$(24,845)	$(260,086)	$(52,282)
Add:
Stock-based compensation expense	85,400	11,963	151,961	21,654
Employer tax related to employee stock transactions	6,126	75	22,584	230
Amortization of intangible assets expense	4,709	4,150	9,168	8,294
Lease termination expense	49,795	—	49,795	—
Non-GAAP loss from operations	$(3,154)	$(8,657)	$(26,578)	$(22,104)
GAAP operating margin	(55)%	(13)%	(51)%	(15)%
Non-GAAP operating margin	(1)%	(5)%	(5)%	(6)%

Net loss and net loss per share reconciliation
GAAP net loss	$(148,342)	$(27,351)	$(255,802)	$(54,087)
Add:
Stock-based compensation expense	85,400	11,963	151,961	21,654
Employer tax related to employee stock transactions	6,126	75	22,584	230
Amortization of intangible assets expense	4,709	4,150	9,168	8,294
Lease termination expense	49,795	—	49,795	—
Income tax effect of non-GAAP adjustments	(2,042)	(657)	(9,379)	(1,478)
Non-GAAP net loss	$(4,354)	$(11,820)	$(31,673)	$(25,387)

GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.53)	$(0.21)	$(0.92)	$(0.42)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.51	0.12	0.81	0.22
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.02)	$(0.09)	$(0.11)	$(0.20)

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	280,374	129,826	278,233	128,804
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	280,374	129,826	278,233	128,804

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(26,681)	$16,582	$(115,563)	$(15,419)
Less:
Purchase of property and equipment	(6,807)	(11,709)	(18,551)	(19,275)
Free cash flow	$(33,488)	$4,873	$(134,114)	$(34,694)
Net cash used in investing activities	$(114,139)	$(35,472)	$(203,765)	$(43,363)
Net cash provided by financing activities	$15,435	$10,363	$38,059	$387,405